                         INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Shareholders of SoGen Funds, Inc.:

We consent to the use of our report dated May 17, 1999, for SoGen Funds, Inc., and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


                                                       /s/ KPMG LLP

                                                       KPMG LLP



New York, New York
July 29, 1999